SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – September 27, 2007

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Compensatory Arrangements of Certain Officers.

On September 27, 2007, the Board of Directors of Lockheed Martin Corporation approved an increase in the base salary of Bruce L. Tanner to $500,000 in connection with his recent promotion to Executive Vice President and Chief Financial Officer of the Corporation. The Board also approved an increase to 75% as the target percentage of base salary that will be considered in calculating Mr. Tanner’s annual bonus under the Corporation’s Management Incentive Compensation Plan (“MICP”). We calculate MICP bonuses by multiplying an executive’s base salary by his or her target percentage, a corporate peformance factor and an individual performance factor, each of which is based on the level of assessed performance against predetermined goals, as described in the Corporation’s proxy statement for its 2007 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

By:	/s/ David A. Dedman
David A. Dedman
Vice President & Associate General Counsel

September 28, 2007